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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
       Date of Report (Date of earliest event reported): December 20, 2007

                                  CALTON, INC.
             (Exact name of registrant as specified in its charter)

          NEW JERSEY                        1-8846             22-2433361
(State or other jurisdiction of  (Commission File Number)    (IRS Employer
        incorporation)                                    Identification Number)


                           2050 40TH AVENUE, SUITE ONE
                            VERO BEACH, FLORIDA 32960
          (Address of principal executive offices, including zip code)
       Registrant's telephone number, including area code: (772) 794-1414


          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

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Section 1         Registrant's Business and Operations
------------------------------------------------------

Item 1.01         Entry into Material Definitive Agreement
----------------------------------------------------------

On January 9, 2006, the Company entered into an Executive Employment Agreement (the "Employment Agreement") with Anthony J. Caldarone, its Chairman, President and Chief Executive Officer. The Employment Agreement provides for an annual base salary of $100,000 and entitles Mr. Caldarone to participate in all benefit plans made available to the Company's senior executives. Effective January 2007, Mr. Caldarone agreed to a reduction of his salary to $1.00 per year, and the Board of Directors extended the term of the Employment Agreement until December 31, 2007.

Effective January 1, 2008, the Company's Board of Directors approved an extension of the term of the Employment Agreement for an additional year, from January 1, 2008 until December 31, 2008, at a salary of $1.00 per year, in accordance with the terms of the Second Amendment to the Executive Employment Agreement, dated December 20, 2007.

Item 9.01   Exhibits.

No. 10.49   Second Amendment to the Executive Employment Agreement, dated
            December 20, 2007.



                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CALTON, INC.
                                    --------------------------------------------
                                    (Registrant)



                                By: /s/ Vicky F. Savage
                                    --------------------------------------------
                                    Vicky F. Savage
                                    Acting Chief Financial Officer and Treasurer


Dated:  December 20, 2007